Old Second
BANCORP, INC.

Strategic Acquisition of Chicago Branches

August 27, 2024

James Eccher

Chairman, President & CEO

Bradley Adams

EVP, Chief Operating Officer &

Chief Financial Officer

Forward-Looking Statements

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This presentation and other publicly available documents of Old Second Bancorp, Inc. (the "Company", "OSBC") contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including, but not limited to, management's expectations regarding future plans, strategies and financial performance, including regulatory developments, industry and economic trends and estimates and assumptions underlying accounting policies. Forward-looking statements are based on our current beliefs, expectations and assumptions and on information currently available and, can be identified by the use of words such as "expects," "intends," "believes," "may," "will," "would," "could," "should," "plan," "anticipate," "estimate," "possible," "likely" or the negative thereof as well as other similar words and expressions of the future. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict as to timing, extent, likelihood and degree of occurrence, which could cause our actual results to differ materially from those anticipated in or by such statements. Potential risks and uncertainties include, but are not limited to, the following:

- the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period;
- the risk that integration of the operations of the branch locations with Old Second National Bank will be materially delayed or will be more costly or difficult than expected;
- the effect of the announcement of the transaction on employee relationships, customer relationships and operating results; and
- the satisfaction of closing conditions, including, but not limited to, the receipt of requisite regulatory approvals.

For a discussion of additional factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in the Company's Form 10-K for the year ended December 31, 2023, its Forms 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and other reports that are filed with the U.S. Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements.

Strategic Acquisition of Chicago Branch Franchise

Pro Forma Footprint



OSBC (48) (1)
FRME IL Branches (5)
Buffalo Grove
Northbrook
Carpentersville
Hoffman Estates
Mount Prospect
Elgin
Evanston
Skokie
Elmhurst
Oak Park
Chicago
Wheaton
Berwyn
Downers Grove
Oak Lawn
Calumet City
Tinley Park
Joliet
Frankfort
Richton Park
Chicago Heights
Dyer
Schererville
Kendall
Minooka
Channahon
Manhattan

Source: S&P Global Market Intelligence and internal company data

(1) Excludes OSBC's Ottawa branch not located in Chicago MSA

(2) Based on total deposits as of 3/31/2024 per FRME data

OSBC Acquiring Branches from FRME

- ✓ Old Second National Bank is acquiring 5 Chicagoland branches from First Merchants Bank
- ✓ $304 million in deposits (71% non-time deposits) with an approximate average cost of 1.67%
- ✓ Average deposit size of ~$50 million per branch[2]
- ✓ Approximately $12 million branch-related loans
- ✓ Branches include 32 full-time branch employees, many with lending capability in consumer and small business

Strategic Rationale

- Enhances position as one of the largest banks headquartered in the Chicagoland area by seamlessly adding desired suburban communities to its existing network
- Increase market penetration through expansion into Southeast Chicago market -improves share of the markets served by OSBC
- Provides material and immediate liquidity to support future loan growth
- Add icon — Added scale creates additional operating leverage

Strategic Acquisition Overview

Financial Impact

- ✓ Immediate and durable EPS accretion
- ✓ Short TBV Earnback
- ✓ 25+% IRR
- ✓ Lowers Loan/Deposit Ratio from 88% to 83%
- ✓ Efficient use of excess capital
- ✓ OSBC remains above well-capitalized

~5%	~(4.4%)	< 3 Years
'25 & '26 EPS Accretion	TBV Dilution	TBV Earnback

combined

$6.0B	$4.9B
Total Assets	Total Deposits

Use of Net Cash Received

- Initial cash balance from deposits (net of loans acquired and premium paid) assumed to pay down existing OSBC borrowings
- **Borrowings costing 5.42% paid down by deposits costing 1.67%**
- Over time, OSBC intends to use deposits acquired to fund newly originated loans. New loans would likely have yields exceeding the borrowing costs paid down.

Key Transaction Assumptions

- Utilizes a Purchase & Assumption transaction, and assumes:
  - 5 branches with $304 million deposits
  - $12 million loans acquired at par; with a current blended yield over 7.0%
  - 7.5% premium on acquired deposits (estimated to be approximately $23 million)
  - $3.6 million fixed assets and leases at net book value
- 100% cash consideration paid to FRME
- Net cash received by OSBC is approximately $266 million
- Deposit premium paid is assumed to be all CDI, amortized over 10yrs
- Assumes $0.3 million in annual run-rate branch non-interest income
- $2.9 million in annual run-rate branch operating expenses
- No material cost-savings assumed, no branch closures assumed
- No financing or capital required
- Transaction is subject to regulatory approval, closing expected near year-end 2024

Source: S&P Global Market Intelligence and internal company data